Exhibit 10.3

Execution Version

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”), dated as of November 25, 2013, to the Rights Agreement (the “Rights Agreement”), dated as of March 11, 2005, by and between HARRIS INTERACTIVE INC., a Delaware corporation (the “Corporation”), and AMERICAN STOCK TRANSFER & TRUST COMPANY (the “Rights Agent”), is being executed at the direction of the Corporation. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Rights Agreement.

WHEREAS, Section 27 of the Rights Agreement provides that, except as specifically set forth therein, the Corporation and the Rights Agent shall, if the Corporation so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of Rights or certificates representing Common Shares;

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Corporation has delivered to the Rights Agent a certificate signed by an appropriate officer of the Corporation which states that the proposed amendment of the Rights Agreement is in compliance with the terms of Section 27 of the Rights Agreement;

WHEREAS, Nielsen Holdings N.V. (“Parent”), Prime Acquisition Corp. (“Acquisition Subsidiary”) and the Corporation contemplate entering into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, providing for, among other things, (i) a cash tender offer (the “Offer”) by Acquisition Subsidiary to purchase all of the outstanding Common Shares (together with the preferred share purchase rights attached thereto issued pursuant to the Rights Agreement), and (ii) following the consummation of the Offer, the merger of Acquisition Subsidiary with and into the Corporation (the “Merger”) with the Corporation as the surviving entity in the Merger, in each case, on the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, the Corporation desires to amend the Rights Agreement, as set forth herein, to facilitate the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. AMENDMENT TO SECTION 1.

(a) The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 1(a):

“Notwithstanding anything in this Agreement to the contrary, none of Parent, Acquisition Subsidiary or any of their respective Affiliates or Associates shall be or become an Acquiring Person solely by reason of, and the term “Acquiring Person” shall not include any of Parent, Acquisition Subsidiary or any of their respective Affiliates or Associates, solely by reason of any Exempt Event.”

(b) The definition of “Beneficial Owner” in Section 1(g) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in Section 1(g) to the contrary, none of Parent, Acquisition Subsidiary, or any of their respective Affiliates or Associates, individually or collectively, shall be deemed the “Beneficial Owner” or shall be deemed to “beneficially own” any Common Shares solely by reason of any Exempt Event.”

(c) The definition of “Distribution Date” in Section 1(m) of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, a Distribution Date shall be deemed not to have occurred solely as a result of any Exempt Event”.

(d) The definition of “Interested Stockholder” in Section 1(q) of the Rights Agreement is hereby amended to add the following sentence to the end of said Section 1(q):

“Notwithstanding anything in Section 1(q) to the contrary, none of Parent, Acquisition Subsidiary, or any of their respective Affiliates or Associates, individually or collectively, shall be deemed an “Interested Stockholder” solely by reason of any Exempt Event.”

(e) The definition of “Permitted Offer” in Section 1(s) of the Rights Agreement is hereby amended to add the following sentence to the end of said Section 1(s):

“For the avoidance of doubt, the Offer (including any amendments, supplements or modifications thereto) and the other transactions contemplated by the Merger Agreement shall constitute a “Permitted Offer” hereunder.”

(f) The definition of “Section 11(a)(ii) Event” in Section 1(dd) of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall be deemed not to have occurred, and the provisions of such section shall not be made or given effect, solely as a result of any Exempt Event”.

(g) The definition of “Section 13 Event” in Section 1(ee) of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, a Section 13 Event shall be deemed not to have occurred, and the provisions of such section shall not be made or given effect, solely as a result of any Exempt Event”.

(h) The definition of “Shares Acquisition Date” in Section 1(gg) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred solely as a result of any Exempt Event.”

(i) The definition of “Triggering Event” in Section 1(ll) of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

“; PROVIDED, HOWEVER, that, notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred, solely as a result of any Exempt Event”.

(j) Section 1 of the Rights Agreement is hereby amended by adding the following new definitions to the end of Section 1 as new paragraphs (nn), (oo), (pp), (qq), (rr), (ss), (tt) and (uu):

(nn) “Acquisition Subsidiary” shall mean Prime Acquisition Corp., a Delaware corporation.

(oo) “Exempt Event” shall mean (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments, supplements or modifications thereto), (ii) the public announcement of the Offer (including any amendments, supplements or modifications thereto), (iii) the commencement of the Offer or the purchase of Common Shares pursuant to the Offer, (iv) the consummation or public announcement of the Merger and other transactions contemplated by the Merger Agreement, or (v) the approval, execution, delivery, performance or public announcement of the Stockholder Tender Agreement (including any amendments, supplements or modifications thereto).

(pp) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(qq) “Merger” shall have the meaning ascribed to such term in the Merger Agreement.

(rr) “Merger Agreement” shall mean that certain Agreement and Plan of Merger by and among Parent, Acquisition Subsidiary and the Corporation, dated as of November 25, 2013 (as such agreement may be amended, modified or supplemented from time to time).

(ss) “Offer” shall have the meaning ascribed to such term in the Merger Agreement.

(tt) “Parent” means Nielsen Holdings N.V., a Netherlands entity.

(uu) “Stockholder Tender Agreement” shall have the meaning ascribed to such term in the Merger Agreement.

2. AMENDMENT TO SECTION 2. Section 2 of the Rights Agreement is hereby amended to delete the following language from the first sentence thereof: “and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Common Shares)”.

3. AMENDMENT TO SECTION 7. Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of a Preferred Share (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to the earliest of (i) the close of business on March 11, 2015 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”) and (iii) the time immediately prior to the Effective Time (as defined in the Merger Agreement), but only if the Effective Time shall occur (the earliest of (i), (ii) and (iii) being herein referred to as the “Expiration Date”). The Corporation shall notify the Rights Agent promptly after the occurrence of the Expiration Date.”

4. AMENDMENT TO SECTION 11. The Section 11 of the Rights Agreement is hereby amended to add the following after the first sentence of Section 11:

“The provisions of Section 11 shall not apply to an Exempt Event.”

5. AMENDMENT TO SECTION 13. Section 13 of the Rights Agreement is hereby amended by adding the following to the end of Section 13 as a new paragraph:

“The provisions of Section 13 shall not apply to an Exempt Event.”

6. AMENDMENT TO SECTION 23. Section 23 of the Rights Agreement is hereby amended to add a new subsection (c):

(c) Notwithstanding anything herein to the contrary, immediately prior to the Effective Time (as defined in the Merger Agreement), but only if the Effective Time (as defined in the Merger Agreement) shall occur, (a) this Rights Agreement shall be terminated and be without further force or effect, (b) none of the parties to this Rights Agreement will have any rights, obligations or liabilities hereunder, and (c) the holders of the Rights shall not be entitled to any benefits, rights or other interests under this Rights Agreement, including, without limitation, the right to purchase or otherwise acquire Series A Preferred Stock or any other securities of the Company or of any other Person; provided, however, that notwithstanding the foregoing, Sections 18 and 20 hereof shall survive the termination of this Rights Agreement.

6. AMENDMENT TO SECTION 25. Section 25(a)(iv) of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the comma in the last line of Section 25(a)(iv):

“, in each case, other than an Exempt Event”.

7. AMENDMENTS TO SUMMARY OF RIGHTS. Exhibit C (“Summary of Rights to Purchase Preferred Shares”) of the Rights Agreement shall be deemed amended in a manner consistent with this Amendment.

8. BENEFITS OF THIS AGREEMENT. All the covenants and provisions of this Amendment by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

9. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Amendment to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the

Board of Directors of the Corporation determines in its good faith judgment that severing the invalid language from this Amendment would adversely affect the purpose or effect of this Amendment and the right of redemption set forth in Section 23 of the Rights Agreement shall have expired, such right shall be reinstated and shall not expire until the tenth (10th) Business Day following the date of such determination by the Board of Directors of the Corporation.

10. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within Delaware.

11. EFFECTIVENESS AND EFFECT OF AMENDMENT.

(a) Notwithstanding anything to the contrary set forth in Section 27, this Amendment shall become effective as of the date first written above, but such effectiveness is contingent upon the execution and delivery of the Merger Agreement by the parties thereto. The Corporation shall notify the Rights Agent via electronic mail of such execution and delivery of the Merger Agreement promptly thereafter.

(b) Except as specifically modified herein, the Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of the Rights Agreement. Upon and after the effectiveness of this Amendment, each reference in the Rights Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Rights Agreement, and each reference in any other document to “the Rights Agreement”, “thereunder”, “thereof” or words of like import referring to the Rights Agreement, shall mean and be a reference to the Rights Agreement as modified hereby.

12. DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

13. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

14. CERTIFICATION. The officer of the Corporation executing this Amendment, being an appropriate officer of the Corporation and authorized to do so by resolution of the Board of Directors of the Corporation duly adopted and approved at a meeting held on November 24, 2013, hereby certifies to the Rights Agent that the supplements and amendments to the Rights Agreement set forth in this Amendment are in compliance with the terms of Section 27 of the Rights Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

HARRIS INTERACTIVE INC.

By:	/s/ Al Angrisani
Name:	Al Angrisani
Title:	President and Chief Executive Officer

[Signature Page to Rights Amendment]

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Paula Caroppoli
Name:	Paula Caroppoli, Senior Vice President
Title:	Authorized Signatory

[Signature Page to Rights Amendment]